  Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-66049, 333-38887, and 333-109894 on Form S-8 of our report dated June 13, 2014, relating to the consolidated financial statements of Riverview Bancorp, Inc. and subsidiary, appearing in this Annual Report on Form 10-K of Riverview Bancorp, Inc. and subsidiary for the year ended March 31, 2014.

/s/ Deloitte & Touche LLP

Portland, Oregon
June 13, 2014

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